QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12

(Account—With Activation)

DEPOSIT ACCOUNT CONTROL AGREEMENT

        This Agreement is entered into as of December 8, 2011, among ACRC LENDER C LLC, a Delaware limited liability company ("Company"), CITIBANK, N.A. ("Lender") and Bank of America, N.A. ("Bank") with respect to the following:

          A.    Bank has agreed to establish and maintain for Company deposit account number 8188090523 (the "Lender's Account").

          B.    Pursuant to the terms and conditions of that certain Master Loan and Security Agreement dated as of December 8, 2011, between Company and Lender (as amended, restated, supplemented or otherwise modified from time to time (the "Loan and Security Agreement"), Company has granted to Lender a first priority security interest in the Lender's Account, in checks and other payment instructions ("Checks"), and in any wire transfers, instruments and other payment items ("Funds") deposited in the Lender's Account.

          C.    Company, Lender and Bank are entering into this Agreement to evidence Lender's security interest in the Lender's Account, such Checks and Funds and to provide for the disposition of net proceeds of Checks and Funds deposited in the Lender's Account. Bank hereby acknowledges that it has received notice of the respective security interests of Lender and, subject to the terms hereof, hereby acknowledges and consents to such security interests.

          D.    Unless otherwise defined herein, the terms defined in the Loan and Security Agreement shall have their respective meanings when used herein.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the Company, Lender and Bank hereto agree as follows:

          1.     (a)    This Agreement evidences Lender's control over the Lender's Account. Notwithstanding anything to the contrary in the agreement between Bank and Company governing the Lender's Account, Bank will comply with instructions originated by Lender as set forth herein directing the disposition of funds in the Lender's Account without further consent of the Company.

            (b)   Company represents and warrants to Lender and Bank that it has not assigned or granted a security interest in the Lender's Account, any Check or any Funds deposited in the Lender's Account, except to Lender.

            (c)   Company will not permit the Lender's Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Lender's security interest referred to herein.

            (d)   The Lender's Account may receive merchant card deposits and chargebacks. Company acknowledges and agrees that during the Activation Period (defined below), chargebacks will be blocked from debiting the Lender's Account.

            (e)   The Bank represents and warrants that the Lender's Account is a "deposit account" (as defined in Section 9-102(a)(29) of the Uniform Commercial Code of the State of New York (the "UCC")) and that it is a "bank" as defined in Section 9-102 (a)(8) of the UCC and that the Company is the Bank's sole customer with respect to the Lender's Account.

          2.     During the Activation Period, Bank shall prevent Company from making any withdrawals from the Lender's Account, and Bank shall comply with instructions as set forth herein received solely from Lender. Prior to the Activation Period, Company may, subject to the provisions of the Loan and Security Agreement, operate and transact business through the Lender's Account in its normal fashion, including making withdrawals from the Lender's Account, but covenants to Lender it (i) will not close, renumber, replace or create any successor account to the Lender's Account and (ii) will not direct Bank to disburse any Funds in the account deposited in connection with any

  Balloon Payments, Scheduled Principal Payments, Principal Payments and payments from the sale of Mortgage Loans without first receiving Lender's written approval and confirmation of Company's calculations related thereto. Bank shall have no liability in the event Company breaches this covenant to Lender.

  After a reasonable period of time not to exceed two (2) Business Days following the commencement of the Activation Period, and continuing on each Business Day thereafter, Bank shall, if so instructed by Lender in the Activation Notice (as defined below), transfer all available balances in the Lender's Account to Lender at its account specified in the Activation Notice (as defined below). The "Activation Period" means the period which commences within a reasonable period of time not to exceed two Business Days after Bank's receipt of a written notice from Lender in the form of Exhibit A (the "Activation Notice"). A "Business Day" is each day except Saturdays, Sundays and Bank holidays. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.

          3.     Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Lender's Account, except as permitted by Section 4, until it has been advised in writing by Lender that all of Company's obligations that are secured by the Checks, the Funds and the Lender's Account are paid in full. Except with respect to those items specified in Section 4 hereof, in the event that Bank has or subsequently obtains by agreement, operation of law or otherwise a security interest in, or lien on, the Lender's Account, any Checks or any Funds or other property credited thereto, Bank hereby agrees that such security interest or lien shall be subordinate to the security interests of Lender. Lender shall notify Bank promptly in writing upon payment in full of Company's obligations by means of a letter substantially in the form of the Termination Notice (defined below and attached hereto as Exhibit B).

          4.     Bank is permitted to charge the Lender's Account:

            (a)   for its customary fees and charges relating to the Lender's Account or associated with this Agreement; and

            (b)   in the event any Check deposited into the Lender's Account is returned unpaid for any reason or for any breach of warranty claim; and

            (c)   for any automated clearing house credit entries that may have been originated by Company but that have not settled at the time of the commencement of the Activation Period, or for any entries, whether credit or debit, that are subsequently returned thereafter.

          5.     (a)    If the balances in the Lender's Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Lender's Account or this Agreement, Company agrees to pay Bank on demand the amount due Bank. Company will have breached this Agreement if it has not paid Bank, within five days after such demand, the amount due Bank.

            (b)   If the balances in the Lender's Account are not sufficient to compensate Bank for any returned Check, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank immediately upon demand, Lender agrees, following the commencement of the Activation Period, to pay Bank within five Business Days after Bank's demand to Lender any amount received by Lender with respect to such returned Check. The failure to so pay Bank shall constitute a breach of this Agreement.

            (c)   Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 5(a) or 5(b).

          6.     In addition to the original Bank statement provided to Company, Bank will provide Lender with a duplicate of such statement.

2

          7.     (a)    Bank will not be liable to Company or Lender for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting a breach of this Agreement, negligence or intentional misconduct.

            (b)   In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

            (c)   Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Lender hereunder or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

            (d)   Bank shall have no duty to inquire or determine whether Company's obligations to Lender are in default or whether Lender is entitled to provide the Activation Notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

            (e)   Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

            (f)    Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Lender's Account, any Funds or any Check and shall not be in violation of this Agreement for so doing.

          8.     (a)    Company shall indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to reasonable attorney's fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank's provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company's obligations under this section shall survive termination of this Agreement.

            (b)   Lender, upon written demand by Bank, will indemnify, defend and hold harmless Bank against any loss, liability or expense Bank may suffer or incur as a result of or in connection with Bank following any instruction or request of Lender starting with Bank's receipt of the Activation Notice and continuing for so long as the Activation Period continues, except to the extent such loss, liability or expense is caused by Bank's gross negligence or intentional misconduct and provided that Lender shall have no liability to indemnify Bank in respect of any checks Bank honors after the Bank has transferred Funds from the Lender's Account following commencement of the Activation Period. Any indemnification obligation of Lender to Bank as provided under this Section 8(b) shall be reduced by those amounts that Company shall have paid to Bank pursuant to the provisions of Section 8(a) or otherwise; provided, however, such reduced indemnification of Lender to Bank shall be reinstated

3

    automatically and to the extent that any amount paid by Company to Bank shall be required to be disgorged by Bank. Lender's obligations under this section shall survive termination of this Agreement.

          9.     (a)    Company shall pay to Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

            (b)   Lender shall pay to Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees incurred by Bank in connection with the enforcement against Lender of this Agreement and any instrument or agreement required hereunder to the extent that Bank is the prevailing party in such enforcement action by a court of competent jurisdiction in a non appealable order.

          10.   Termination and Assignment of this Agreement shall be as follows:

            (a)   Lender may terminate this Agreement by providing notice substantially in the form of Exhibit B ("Termination Notice") to Company and Bank specifying that all of Company's obligations that are secured by Checks, the Funds and the Lender's Account are paid in full. Lender may also terminate this Agreement upon 10 days' prior written notice or it may assign this Agreement upon 30 days' prior written notice to Company and Bank. Bank may terminate this Agreement upon 30 days' prior written notice to Company and Lender. Company may not terminate this Agreement.

            (b)   Notwithstanding subsection 10(a), Bank may terminate this Agreement upon 10 Business Days prior written notice to Company and Lender if either Company or Lender breaches any of the terms of this Agreement and, with respect to Company only, breaches of any other agreement with Bank related to the Account, and such breach or breaches are not cured within such 10 Business Day period. The parties hereto agree that the sufficiency of a cure for any non-monetary breach shall be determined by Bank in Bank's sole, but reasonable discretion.

          11.   (a)    Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

            (b)   Company and Bank each agree that it shall be deemed to make and renew each representation and warranty in subsection 11(a) on and as of each day on which Company uses the services set forth in this Agreement.

          12.   (a)    This Agreement may be amended only by a writing signed by Company, Lender and Bank; except that Bank's charges in connection with the Lender's Account or this Agreement are subject to change by Bank upon 30 days' prior written notice to Company.

4

            (b)   This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

            (c)   This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

            (d)   This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Regardless of any provision in any other agreement, solely for purposes of this Agreement and the UCC, the State of New York shall be the Bank's jurisdiction (within the meaning of Section 9-304 of the UCC).

          13.   Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt. All communications with Lender hereunder shall be in writing.

          14.   Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company or Lender. Company and Lender agree that nothing contained in this Agreement, nor any course of dealing among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit to Company or Lender.

          15.   EACH PARTY HERETO INTENTIONALLY, KNOWINGLY AND VOLUNTARILY IRREVOCABLE WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING RELATED TO THIS AGREEMENT.

The remainder of this page is intentionally left blank.

5

        In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

COMPANY
ACRC LENDER C LLC, a Delaware limited liability company
By:	/s/ Timothy B. Smith	Address for notices:
Name:	Timothy B. Smith	Two North LaSalle Street, Suite 925
Title:	Vice President	Chicago, IL 60602 Attention: Sharon Ephraim Telecopier No.: 312-324-5901 Telephone No.: 312-324-5900
With a copy to:
Two North LaSalle Street, Suite 925 Chicago, IL 60602 Attention: Legal Department Telecopier No.: 312-324-5901 Telephone No.: 312-324-5900

[SIGNATURES CONTINUE ON THE NEXT PAGE]

(Account—With Activation)

CITIBANK, N.A., a national banking association
By:	/s/ Richard B. Schlenger	Address for notices:
Name:	Richard B. Schlenger	Citibank, N.A.
Title:	Authorized Signatory	388 Greenwich Street New York, NY 10013 Attention: Richard Schlenger Telecopier No.: 212-816-8307 Telephone No.: 212-816-7806
With a copy to:
Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Attention: Brian Krisberg, Esq. Telecopier No.: 212-839-5599 Telephone No.: 212-839-8735

(Account—With Activation)

Bank of America, N.A. ("Bank")
By:	/s/ Justin Campoli	Address for notices:
Name:	Justin Campoli
Title:	Vice President	Bank of America, N.A. 2000 Clayton Road, Building D Concord, CA 94520-2425 Attention: Blocked Account Support Mail Code: CA4-704-06-37 Telecopier No.: 877-207-2524 Telephone No.: 925-675-7169

 EXHIBIT A
DEPOSIT ACCOUNT CONTROL AGREEMENT
NOTICE OF EXCLUSIVE CONTROL

[Letterhead of Lender]

To:
Bank of America, N.A.
[Address]

  Re:
  [Name of Company]
  Account No.

Ladies and Gentlemen:

        Reference is made to the Deposit Account Control Agreement dated December 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time the "Agreement") among [Company Name], us and you regarding the above-described account (the "Lender's Account"). In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of exclusive control of the Lender's Account and such notice constitutes "Notice" under the Agreement. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the accounts from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction. We hereby instruct you to transfer funds to our account as follows:

Bank Name:
Bank Address:
ABA No.:
Account Name:
Account No.:
Beneficiary's Name:

Very truly yours,
as Lender

By:
Name:
Title:

 ATTACHMENT I
DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Lender]

, 2011
Bank of America, N.A.

Attn:
  Re:
  Termination of Deposit Account Control Agreement

    Account(s):

Ladies and Gentlemen:

        Reference is made to the Deposit Account Control Agreement dated as of December 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time the "Agreement") among you,                (the "Company"), and us as ('Lender"). You are hereby notified that the Agreement is terminated with respect to the undersigned, and you have no further obligations to the undersigned thereunder. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Lender's Account from the Company. This notice terminates any obligations you may have to the undersigned with respect to the Lender's Account.

Very truly yours,
as Lender

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:
BANK OF AMERICA, N.A., as Bank
By
Name:
Title:

QuickLinks

  Exhibit 10.12
  (Account—With Activation)
DEPOSIT ACCOUNT CONTROL AGREEMENT
EXHIBIT A DEPOSIT ACCOUNT CONTROL AGREEMENT NOTICE OF EXCLUSIVE CONTROL
ATTACHMENT I DEPOSIT ACCOUNT CONTROL AGREEMENT